AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          PROFESSIONAL DETAILING, INC.,

                             TVG ACQUISITION CORP.,

                                       AND

                                    TVG, INC.

                                  May 12, 1999

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                                TABLE OF CONTENTS

ARTICLE I        THE MERGER..................................................1
      1.1   The Merger.......................................................1
      1.2   The Closing......................................................1
      1.3   Actions at the Closing...........................................2
      1.4   Additional Action................................................2
      1.5   Conversion of Shares.............................................2
      1.6   Exchange of Shares...............................................3
      1.7   Dividends........................................................3
      1.8   Fractional Shares................................................4
      1.9   Escrow...........................................................4
      1.10  Certificate of Incorporation.....................................4
      1.11  By-laws..........................................................4
      1.12  Directors and Officers...........................................5
      1.13  No Further Rights................................................5
      1.14  Closing of Transfer Books........................................5

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............5
      2.1   Organization, Qualification and Corporate Power..................5
      2.2   Capitalization...................................................5
      2.3   Authorization of Transaction.....................................6
      2.4   Noncontravention.................................................6
      2.5   Subsidiaries.....................................................7
      2.6   Financial Statements.............................................7
      2.7   Accounts Receivable..............................................7
      2.8   Absence of Certain Changes.......................................8
      2.9   Undisclosed Liabilities..........................................8
      2.10  Tax Matters......................................................8
      2.12  Assets..........................................................10
      2.12  Owned Real Property.............................................10
      2.13  Intellectual Property...........................................10
      2.14  Real Property Leases............................................13
      2.15  Contracts.......................................................13
      2.16  Customers, Suppliers, Adverse Conditions........................15
      2.17  Powers of Attorney..............................................16
      2.18  Insurance.......................................................16
      2.19  Litigation......................................................16
      2.20  Employees and Subcontractors....................................17
      2.21  Employee Benefits...............................................18
      2.22  Environmental Matters...........................................20
      2.23  Legal Compliance, Permits.......................................21
      2.24  Certain Business Relationships With Affiliates..................22
      2.25  Brokers' Fees...................................................22
      2.26  Books and Records...............................................22


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      2.27  Prepayments, Prebilled Invoices and Deposits....................22
      2.28  Banking Facilities..............................................23
      2.29  Pooling.........................................................23
      2.30  Company Action..................................................23
      2.31  Year 2000.......................................................23
      2.32  Disclosure......................................................24

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE
                 BUYER AND THE TRANSITORY SUBSIDIARY........................24
      3.1   Organization....................................................24
      3.2   Capitalization..................................................24
      3.3   Authorization of Transaction....................................24
      3.4   Noncontravention................................................25
      3.5   Reports and Financial Statements................................25
      3.6   Absence of Material Adverse Changes.............................26
      3.7   Pooling.........................................................26
      3.8   Brokers' Fees...................................................26
      3.9   Disclosure......................................................26
      3.10  Opinion of Financial Advisor....................................26

ARTICLE IV       COVENANTS..................................................26
      4.1   Best Efforts....................................................26
      4.2   Notices and Consents............................................27
      4.3   Operation of Business...........................................27
      4.4   Full Access.....................................................28
      4.5   Notice of Breaches..............................................29
      4.6   Exclusivity.....................................................29
      4.7   Agreements from Certain Affiliates of the Company...............29
      4.8   Listing of Merger Shares........................................29
      4.9   Assistance with Retention.......................................29
      4.10  Assistance with Tax Disputes....................................29
      4.11  Credit for Service..............................................30

ARTICLE V        CONDITIONS TO CONSUMMATION OF MERGER.......................30
      5.1   Conditions to Obligations of the Buyer and the Transitory
            Subsidiary......................................................30
      5.2   Conditions to Obligations of the Company........................32

ARTICLE VI       INDEMNIFICATION............................................33
      6.1   Indemnification.................................................33
      6.2   Method of Asserting Claims......................................34
      6.3   Survival........................................................35
      6.4   Limitations.....................................................35

ARTICLE VII      TERMINATION................................................36
      7.1   Termination of Agreement........................................36


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      7.2   Effect of Termination...........................................36
ARTICLE VIII     DEFINITIONS................................................37

ARTICLE IX       MISCELLANEOUS..............................................38
      9.1   Press Releases and Announcements................................38
      9.2   No Third Party Beneficiaries....................................38
      9.3   Entire Agreement................................................38
      9.4   Succession and Assignment.......................................39
      9.5   Counterparts....................................................39
      9.6   Headings........................................................39
      9.7   Notices.........................................................39
      9.8   Governing Law...................................................40
      9.9   Amendments and Waivers..........................................40
      9.10  Severability....................................................40
      9.11  Expenses........................................................41
      9.12  Specific Performance............................................41
      9.13  Construction....................................................41
      9.14  Incorporation of Exhibits and Schedules.........................41
      9.15  Submission to Jurisdiction......................................41


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                                    EXHIBITS

Exhibit A -- Form of Escrow Agreement

Exhibit B -- Form of Certificate of Incorporation of Surviving Corporation

Exhibit C -- Form of Registration Rights Agreement

Exhibit D -- Form of Employment Agreement

Exhibit E -- Form of Affiliate Agreement

Exhibit F -- Form of Opinion of Counsel to the Company

Exhibit G -- Form of Opinion of Counsel to the Buyer

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "Agreement") is entered into as of May 12, 1999 by and among PROFESSIONAL DETAILING, INC., a Delaware corporation (the "Buyer"), TVG ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and TVG, INC., a Delaware corporation (the "Company"). For purposes of this Agreement, where the context requires, the term "Company" shall also include any predecessors of the Company. The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

      This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that will qualify for federal tax purposes as a reorganization within the meaning of Section 368 of the Code (as defined below) and for accounting purposes as a "pooling of interests" pursuant to Accounting Principles Bulletin Opinion No. 16. In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

      Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law, including, without limitation, Section 251 thereof (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Sections 251, 259 and 260 of the Delaware General Corporation Law.

      1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022 commencing at 2:00 p.m. local time on May 12, 1999, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").


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

      1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.1, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.2, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, (d) the Buyer shall deliver certificates for the Initial Shares to the Company Stockholders (as such terms are defined below) in accordance with Section 1.6 and (e) the Buyer, the Indemnification Representative (as defined therein) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

      1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

      1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

            (a) Each share of common stock, no par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than the Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio. The "Conversion Ratio" shall initially be equal to a fraction, (x) the numerator of which shall be 1,256,882 and (y) the denominator of which shall be 763,876 (the number of Company Shares issued and outstanding immediately prior to the Effective Time). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. Stockholders of record of the Company ("Company Stockholders") shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(a) (the "Initial Shares"); the remaining 10% of the shares of Buyer Common Stock into which Company Shares were converted pursuant to this Section 1.5(a) (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

            (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

            (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into


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and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

      1.6 Exchange of Shares.

            (a) Each holder of certificates that, immediately prior to the Effective Time, represented Company Shares ("Certificates"), upon proper surrender thereof to the Buyer at or after the Effective Time, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5(a). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

            (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Buyer any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, no Party shall be liable to a holder of Company Shares for any Initial Shares issuable to such holder pursuant to Section 1.5(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to submit to the Buyer an affidavit and to give to the Buyer an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

      1.7 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender (or provide an affidavit of loss and agreement of indemnity with respect thereto) their Certificates in accordance with Section 1.6. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Closing Date and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.


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

      1.8 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates (or delivery of an affidavit of loss and agreement of indemnity), and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the average closing bid and ask price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the fifteen consecutive trading days ending three calendar days immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

      1.9 Escrow.

            (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

            (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representative.

      1.10 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to read in its entirety in the form attached hereto as Exhibit B.

      1.11 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

      1.12 Directors and Officers. The directors and officers of the Transitory Subsidiary shall become the directors and officers of the Surviving Corporation as of the Effective Time.

      1.13 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.


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      1.14 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.9.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other sections and paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and paragraphs.

      2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the failure to so qualify would not have a material adverse effect on the Company and each such jurisdiction is set forth in Section 2.1 of the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of, its Certificate of Incorporation.

      2.2 Capitalization. The authorized capital stock of the Company consists of 2,000,000 shares of Common Stock, $.01 par value per share, of which 763,876 shares are issued and outstanding and 236,124 shares are held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number of Company Shares held of record by each stockholder. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), or any foreign securities laws, of any Company Shares (i) between or among the Company and any of its stockholders and (ii) between or among any of the


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Company's stockholders. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver the Fundamental Agreements (as defined below in this Section 2.3) and to perform its obligations under the Fundamental Agreements. The execution and delivery of the Fundamental Agreements and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger voting as a single class (the "Requisite Stockholder Approval"), the performance by the Company of the Fundamental Agreements and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each Fundamental Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer and the Transitory Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. For purposes of this Agreement, the term "Fundamental Agreements" means this Agreement, the Escrow Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement") and, with respect to the Company and each shareholder signatory hereto (the "Shareholder Employees"), the Employment Agreement in the form attached hereto as Exhibits D.

      2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company or the Company Stockholders of the Fundamental Agreements, nor the consummation by the Company or the Company Stockholders of the transactions contemplated thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation (as amended) or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to


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documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company.

      2.5 Subsidiaries. The Company has no Subsidiaries.

      2.6 Financial Statements. The Company has provided to the Buyer (i) the audited balance sheet and statements of income, changes in stockholders' equity and cash flows of the Company for the fiscal years ended December 31, 1998, 1997 and 1996; and (ii) the unaudited combined balance sheet (the "Most Recent Balance Sheet") and statements of income, cash flows and stockholders' equity of the Company as of and for the three-month period ended as of March 31, 1999 (the "Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except for the absence of footnotes in the Financial Statements referred to in clause (ii) of this Section 2.6) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company in all material respects. Complete copies of the Financial Statements are set forth in Section 2.6 of the Disclosure Schedule.

      2.7 Accounts Receivable. All trade accounts receivable and other receivables reflected on the Most Recent Balance Sheet and all accounts and other receivables acquired by the Company subsequent to the Balance Sheet Date to and including the Closing Date (collectively, the "Accounts Receivable") arose and/or will arise from bona fide transactions in the ordinary course of business. All Accounts Receivable will be collected, in full (less reserves applicable thereto as reflected on the Most Recent Balance Sheet) within 270 days after the Closing Date.

      2.8 Absence of Certain Changes. Since the Balance Sheet Date, (a) to the Company's knowledge, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.3 below.

      2.9 Undisclosed Liabilities. The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or expressly reserved for on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Balance Sheet Date in the Ordinary Course of Business and which are similar in nature to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the Ordinary Course of Business of the Company which are not required by GAAP to be reflected on a balance sheet and that are not in the aggregate material.


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

      2.10 Tax Matters.

            (a) The Company has filed and will file all Tax Returns (as defined below) that it was required to file up to and including the Closing Date and all such Tax Returns were correct and complete in all respects. The Company has paid or will pay all Taxes (as defined below) due on or before the Closing Date, whether or not shown on any such Tax Returns. The accrued but unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves (excluding reserves for deferred Taxes) for Taxes set forth on the Most Recent Balance Sheet. All Taxes attributable to the period from and after the date of the Most Recent Balance Sheet and continuing through the Closing Date are attributable to the conduct by the Company of its operations in the ordinary course of business. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of determining the amount of Taxes attributable to a specified period (e.g., the period from the date of the Most Recent Balance Sheet through the Closing Date) other than a Tax Period, each Tax shall be computed as if the specified period were a Tax Period. For purposes of this Agreement, a Tax Period means a period for which a Tax is required to be computed under applicable statutes and regulations.

            (b) The Company has delivered to the Buyer correct and complete copies of all income, sales and property Tax Returns, filed for the years 1995, 1996, 1997 and 1998, and examination reports and statements of deficiencies assessed against or agreed to by the Company during such years. The federal and state income Tax Returns of the Company and the periods associated therewith are closed by the applicable statute of limitations for all taxable years through fiscal year 1994. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to an assessment of or deficiency in Taxes.

            (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

            (d) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

            (e) The Company is not a party to any Tax allocation or sharing agreement or any Tax indemnity agreement. The Company has never filed Tax Returns on a combined, consolidated or unitary basis with any other Business Entity in any jurisdiction. The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. The Company is not a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any excess "parachute payments" within the meaning of Section 280G of the Code.

            (f) The Company has no actual or potential liability for any Tax obligation of any taxpayer (including, without limitation, any affiliated or combined group of corporations or other entities that included the Company during a prior period) other than the Company. The Company is not a party to any agreement, contract or instrument pursuant to which the Company may be liable for any Taxes of any other person.

            (g) The Company is not a party to any tax litigation. The Company has no reason to suspect any tax litigation attributable to periods ended on or before the Closing Date. The Company is not and has not been a party to any specific transaction the main purpose of which has been to evade Taxes.

            (h) For all Tax Periods beginning January 1, 1997, the Company has been an S corporation pursuant to an election validly made under Subchapter S of the Code (which election has not been revoked or terminated for any such period) and has not been subject to federal income taxes for such period.

            (i) The Company has not been required to make any adjustments under
Section 481(a) of the Code by reason of a change in accounting method, and will not be required to make any such adjustments to its taxable income as a result of the consummation of the transactions contemplated hereby.

            (j) For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies, custom duties or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, payroll and franchise taxes imposed by any federal, state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions thereto resulting from, attributable to or incurred in connection with any of the above or any contest or dispute thereof and any amounts of Taxes of another person that the Company is liable to pay by law or otherwise, and (ii) "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes.

      2.11 Assets

            (a) The Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

            (b) No asset of the Company (tangible or intangible) is subject to any Security Interest.

            (c) Section 2.11(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property, including without limitation purchased and capitalized software, owned by the Company as of the date hereof, or not owned by the Company but in the possession of or used in the business of the Company (the "Personal Property"), other than individual assets with a book value of less than $10,000, or $30,000 in the aggregate, and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Property is used.

      2.12 Owned Real Property. The Company does not own, nor has it ever owned, any real property.

      2.13 Intellectual Property.

            (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below in this Section 2.13) that are used to conduct its business as currently conducted. Except as identified in Section 2.13(a) of the Disclosure Schedule, each item of Intellectual Property owned or used in the operation of the business of the Company at any time during the period covered by the Financial Statements will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses.

            (b) To the Company's knowledge, no other person or any corporation, partnership, limited liability company or other form of business association (a "Business Entity") has any rights to any of the Intellectual Property owned or used by the Company (other than any rights in any such Intellectual Property (i) not owned by the Company that constitutes commercially available software or other items generally available to the public or (ii) owned by the Company granted pursuant to software or other licenses entered into in the Ordinary Course of Business), and to the Company's knowledge, no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. The Company has taken reasonable measures to ensure that it has acquired all rights to Intellectual Property developed or held for the Company by any employees or third parties. For purposes of this Agreement, "Intellectual Property" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation in part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) computer software, data and documentation, (E) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (F) other proprietary rights relating to any of the foregoing, and (G) copies and tangible embodiments thereof.

            (c) To the Company's knowledge, none of the products or services marketed or distributed by the Company, and none of the activities or business conducted by the Company, infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the Company's knowledge there is no basis for any such complaint, claim or notice.

            (d) Section 2.13(d) of the Disclosure Schedule identifies each (i) patent or registration that has been issued to the Company with respect to any of its Intellectual Property, (ii) pending patent application or application for registration that the Company has made with respect to any of its Intellectual Property, and (iii) material license or other material agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has specifically identified and made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each item of Intellectual Property that the Company owns:

                  (A) subject to such rights as have been granted by the Company under license agreements entered into in the Ordinary Course of Business of the Company, to the Company's knowledge, the Company possesses all right, title and interest in and to such item;

                  (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                  (C) except in accordance with the terms of the Company's standard form of software license agreement, a copy of which has previously been provided to the Buyer, the Company has not agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

            (e) Section 2.13(e) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company at any time during the period covered by the Financial Statements, or that the Company plans to use in the future, that is owned by a party other than the Company (other than commercially available desktop software applications generally available to the public, which are not listed in Section 2.13(e) of the Disclosure Schedule but with respect to which the representations set forth below in this Section 2.13(e) are true). The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property, all of which are listed on Section 2.13(e) of the

Disclosure Schedule (other than commercially available desktop software applications generally available to the public). With respect to each such item of Intellectual Property:

                  (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company, and to the Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto;

                  (ii) except as identified in Section 2.13(e) of the Disclosure Schedule, such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                  (iii) neither the Company nor, to the Company's knowledge, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company is a party or has been specifically named, nor to the Company's knowledge subject to any other outstanding judgment, order, decree, stipulation or injunction;

                  (v) except as identified in Section 2.13(e) of the Disclosure Schedule, the Company has not agreed to indemnify any person or Business Entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

                  (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement by the terms thereof or the terms of any other agreement or arrangement with the other party or parties thereto.

      2.14 Real Property Leases. Section 2.14 of the Disclosure Schedule lists all real property leased or subleased to or by the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.14 of the Disclosure
Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company, and to the Company's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

            (c) the Company is not in breach or default thereunder, to the Company's knowledge, no other party to the lease or sublease is in breach or default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (d) to the Company's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (e) the  Company  has  not  assigned,   transferred,   conveyed,
mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

            (g) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company.

      2.15 Contracts. Section 2.15 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

            (a) any written arrangement for the lease of personal property from or to third parties providing for lease payments in excess of $20,000 per annum;

            (b) any written arrangement for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year,
(ii) which involves more than the sum of $20,000, or (iii) in which the Company has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products, services or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

            (c) any written arrangement establishing a partnership or joint venture;

            (d) any written arrangement under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $15,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

            (e) any written arrangement concerning confidentiality or noncompetition (other than the Company's standard form of confidentiality, nonsolicitation and non-competition agreement with its employees, a copy of which has been provided to the Buyer, and the nondisclosure agreements entered into among any of the Parties in connection with the transactions contemplated by this Agreement);

            (f) any written arrangement involving any of the Company Stockholders, directors or officers or their respective Affiliates (for the purpose of this Agreement, "Affiliate" shall mean (A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) the individual's spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity);

            (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company;

            (h) any note, debenture, other evidence of indebtedness, guarantee, loan, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

            (i) any employment agreement, collective bargaining agreement or other Contract to or with any employee or any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

            (j) any written agreement containing covenants which in any way purport to restrict the Company's business activity or purport to limit the freedom of the Company to engage in any line of business or to compete with any person or entity;

            (k) any written agreement providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods;

            (l) any written agreement under which the Company is obligated to incur capital expenditures after the date hereof in an aggregate amount in excess of $50,000; and

            (m) any other written arrangement either involving more than $20,000 or not entered into in the Ordinary Course of Business of the Company.

      The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the Company and, to the Company's knowledge the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to each other party thereto; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect with respect to the Company immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and, to the Company's knowledge the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing with respect to each other party thereto; and (iii) neither the Company nor, to the Company's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or, to the Company's knowledge, by any such other party, or permit termination, modification or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.15 of the Disclosure Schedule under the terms of this Section 2.15. The Company is not a party to any contract or agreement, or subject to any judgement order or decree, which restricts or prohibits it from carrying on its business, as presently conducted, anywhere in the world.

      Except as provided for in the contracts or agreements listed in Section
2.15 of the Disclosure Schedule, there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed contracts, with any person having the contractual or statutory right to require such renegotiation. The Company has not received any written demand for such renegotiation in respect of any such contract. No customer or government contracting officer has asserted that any material adjustments are required to the terms of any written agreement to which the Company is a party.

      No written agreement to which the Company is a party has accrued, or is expected by the Company to result in, any material losses.

      2.16 Customers; Suppliers; Adverse Conditions. (i) There has not, since January 1, 1998, been any termination or cancellation of the business relationship of the Company with any of its major customers or major suppliers; and (ii) to the Company's knowledge, there does not exist any facts or circumstances (except for general economic conditions affecting business generally) which have adversely affected or will adversely affect in any material way the business of the Company with such major customers or major suppliers or which have prevented or will prevent such business from being carried on after the Closing Date in substantially the same manner as is currently carried on.

      2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

      2.18 Insurance.

            (a) Section 2.18 of the Disclosure Schedule lists each material insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Each such insurance policy is in full force and effect.

            (b) The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Section 2.18 of the Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since January 1, 1997 and describes the nature and status of such claim. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary for the businesses in which it is engaged.

      2.19 Litigation. There is no action, suit, proceeding or investigation to which the Company is a party (either as a plaintiff or defendant) pending or, to the Company's knowledge, threatened before any court, Governmental Entity or arbitrator, and to the Company's knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company nor, to the Company's knowledge, any officer, director or employee of the Company has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company; and (c) no order, judgment or decree of any court or Governmental Entity has been issued in any proceeding to which the Company is or was a party or, to the Company's knowledge, in any other proceeding that enjoins or requires the Company to take an action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.19 of the Disclosure Schedule, individually or collectively, if determined adversely to the interests of the Company, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

      2.20 Employees and Subcontractors.

            (a) Section 2.20(a) of the Disclosure Schedule contains a list of all employees of the Company along with the position, date of hire and the annual rate of compensation of each such person including salary and other benefits (or, with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation) and estimated or target annual incentive compensation of each such employee. Except as set forth in
Section 2.20 of the Disclosure Schedule, each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to the Buyer. To the Company's knowledge, no employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

            (b) Section 2.20(b) of the Disclosure Schedule sets forth (i) a list of all subcontractors currently performing services or under contract to perform future services for the Company and (ii) the start date, type of services to be provided, estimated completion date and hourly or per diem pay rate of such subcontractors.

            (c) Neither the Company nor any of the Company Stockholders nor any director or officer, or to the Company's knowledge, any key employee of the Company, or to the Company's knowledge, any relatives of any of the foregoing, owns, directly or indirectly, individually or collectively, any interest in any corporation, company, partnership, entity or organization which is in a business similar or competitive to the businesses of the Company or which has any existing undisclosed contractual relationship with the Company, other than any interest as a holder of less than 5% of the outstanding voting securities of any publicly traded company.

            (d) The Company has not violated any labor legislation, regulation or agreement in any relevant jurisdiction the violation of which will have a material adverse effect on the Company.

            (e) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health, and wages and hours and the Company has not received any written notice that it has failed to comply in any respect with any such laws. The Company is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or, to the Company's knowledge, threatened. There is no labor strike, dispute, sympathy strike, boycott, informational picketing, slowdown or stoppage, actual, pending or, to the Company's knowledge, threatened, against or affecting the Company. To the Company's knowledge, there are no charges, complaints, claims, lawsuits or proceedings by or on behalf of any of its employees, whether threatened or pending, whether administrative or judicial, asserting any violation of any federal, state or local law regarding civil rights, equal employment opportunity, fair employment practices, wage-hour laws, or discrimination or harassment based on any legally protected status, or asserting any other dispute, tort or cause of action related to or growing out of the employment relationship or asserted contractual relationship of the Company and any employee (except for unemployment compensation claims or medical claims).

      2.21 Employee Benefits.

            (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades
or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms and each of the Company and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and other applicable federal, state and local laws and the regulations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code is so qualified. Nothing has occurred that might cause a loss of such qualification and no loss of qualification has been threatened.

            (b) To the Company's knowledge, there are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

            (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

            (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

            (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

            (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the

Company or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

            (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to the Company, the Surviving Corporation or the Buyer, except for benefits accrued through the date of termination. No former employees participate in any welfare benefit plans listed in Section 2.21(a) of the Disclosure Schedule. No Employee Benefit Plan includes in its assets any securities issued by the Company. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

            (j) Section 2.21(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      2.22 Environmental Matters.

            (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

            (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company for which the Company may be liable under any Environmental Law of the jurisdiction in which such property or facility is located. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any other releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA or any Environmental
Law), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act or any Environmental Law), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

            (c) Set forth in Section 2.22(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits known to the Company or any of the Company Stockholders (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) issued or conducted during the past five years and relating to premises currently or previously owned or operated by the Company. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

            (d) The Company is not aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company.

      2.23 Legal Compliance, Permits.

            (a) The Company, its operation of its business and its use and occupancy of its assets are (i) in compliance with all, and not in violation of any, and (ii) the Company has not received any claim or notice that such operation or use and occupancy is in violation in a material respect of any applicable law or ordinance, or any order, rule or regulation of any governmental agency or body to which the Company or its business, operations, assets or properties are subject, including, without limitation, any Occupational Safety Health Administration laws, ordinances, orders, rules or regulations; nor has the Company failed to obtain or to adhere to the requirements of any government license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business. Section 2.23 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the Company's knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

            (b) The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. To the Company's knowledge, (i) no officer or employee of the Company has been indicted, tried or convicted of a felony or is under investigation by any governmental authority with respect to any action related to the Company or the operation of its business, and (ii) no officer or employee of the Company has made any illegal or improper payment to any person or entity in connection with operation of its business.

      2.24 Certain Business Relationships With Affiliates. Except as identified in Schedule 2.24 of the Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) is a party to any contract or other arrangement, written or verbal, with the Company, or (d) owes any money to the Company or is owed money by the Company or any affiliate (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 2.24 of the Disclosure Schedule describes any Related Party Transactions.

      2.25 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than a fee to Howard Lawson & Co. in the amount of $425,000.

      2.26 Books and Records. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company reflect the basis for the preparation of the Financial Statements and have been maintained in accordance with good business and bookkeeping practices.

      2.27 Prepayments, Prebilled Invoices and Deposits.

            (a) Section 2.27(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company.

            (b) Section 2.27(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company as of the date hereof received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly reflected on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practices of the Company.

      2.28 Banking Facilities. Section 2.28 of the Disclosure Schedule identifies:

            (a) Each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

            (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

      2.29 Pooling. To the Company's knowledge, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

      2.30 Company Action. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

      2.31 Year 2000. To the Company's knowledge, the Company has obtained or is in the process of obtaining all systems and software solutions reasonably necessary or appropriate to address and accommodate Year 2000 computer system issues that, if not so addressed and accommodated, would have a material adverse effect on the business or financial condition of the Company. The Company's computer systems have been tested or are in the process of being tested to determine whether they are fully capable of providing accurate results using data having date ranges spanning the twentieth and twenty-first centuries. Except as identified in Section 2.31 of the Disclosure Schedule, to the Company's knowledge the Company's computer systems (i) are designed to be used prior to, during, and after January 1, 2000 A.D. and with Date Data from all such time periods, and (ii) when used in accordance with the documentation therefor, do and will (A) operate during each such time period without interruption or human intervention with four digit year processing on all Date Data, including errors, omissions or interruptions from functions which involve Date Data from more than one century or leap years, regardless of the date of processing or date of Date Data, (B) provide results from any operation accurately reflecting any Date Data used in the operation performed, with output having four digit years, (C) accept two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner, and (D) provide date interchange in the ISO 8601:1988 standard of CCYYMMDD. As used herein, "Date Data" means any data, input or output which includes a date, an indication of date or is date dependent.

      2.32 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

      Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

      3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

      3.2 Capitalization. The authorized capital stock of the Buyer consists of 30,000,000 shares of Buyer Common Stock, of which 10,689,562 shares are issued and outstanding and no shares are held in the treasury, and 5,000,000 shares of Preferred Stock, $.01 par value, of which no shares are outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

      3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver the Fundamental Agreements to which it is a party and to perform its obligations under each such agreement. The execution and delivery of such agreements by the Buyer and the Transitory Subsidiary and the performance of such agreements and the consummation of the transactions contemplated thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Buyer and Transitory Subsidiary. Each Fundamental Agreement to which the Buyer or the Transitory Subsidiary is a party has been (or, in the case of the Fundamental Agreements to be entered into on the Closing Date, shall be when delivered) duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes (or, in the case of the Fundamental Agreements to be entered into on the Closing Date, shall constitute when delivered) a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

      3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of the Fundamental Agreements, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their respective assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their respective properties or assets.

      3.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of the Buyer's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed by the Buyer with the United States Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer with the SEC under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

      3.6 Absence of Material Adverse Changes. Since December 31, 1998, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

      3.7 Pooling. To the knowledge of the Buyer, neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

      3.8 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except to Hambrecht & Quist.

      3.9 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      3.10 Opinion of Financial Advisor. The Buyer has received an opinion of Hambrecht & Quist, the financial advisor to the Buyer, to the effect that the consideration payable for the Company Shares in connection with the Merger is fair, from a financial point of view, to the Buyer.

                                   ARTICLE IV

                                    COVENANTS

      4.1 Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

      4.2 Notices and Consents. Each of the Buyer, the Transitory Subsidiary and the Company shall use its respective best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer, the Transitory Subsidiary or the Company, respectively, in connection with the transactions contemplated by this Agreement (including without limitation, with respect to the Company, those listed in Section 2.4 or Section 2.23 of the Disclosure Schedule).

      4.3 Operation of Business. Except as contemplated by this Agreement, or as set forth on Schedule 4.3, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, without the written consent of the
Buyer:

            (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities;

            (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

            (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.21(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

            (e) acquire, sell, lease, encumber or dispose of any assets or property other than purchases and sales of assets in the Ordinary Course of Business;

            (f) amend its Certificate of Incorporation or By-laws;

            (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

            (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

            (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

            (l) make or commit to make any capital expenditure in excess of $20,000 per item or $50,000 in the aggregate;

            (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

            (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

            (o) agree in writing or otherwise to take any of the foregoing actions.

      4.4 Full Access. The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial, accounting and Tax records, contracts, other records and documents, and personnel, of or pertaining to the Company. The officers and management of the Company shall cooperate fully with the Buyer's representatives and agents and shall make themselves available to the extent necessary to complete the due diligence process and the Closing. The Company shall, at the request of the Buyer, introduce the Buyer to the principal suppliers, customers and employees of the Company to facilitate discussions between such persons and the Buyer in regard to the conduct of the business of the Company following the Closing.

      4.5 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

      4.6 Exclusivity. Neither the Company nor any Company Shareholder shall, and each of the Company and the Company Shareholders shall use its, hers or his best efforts to cause its or his Affiliates and each of the officers, directors, employees, representatives and agents of the Company not to, directly or indirectly, (a) solicit, initiate, engage or participate in or encourage discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company or any division of the Company or (b) provide any non-public information concerning the business, properties or assets of the Company to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.6.

      4.7 Agreements from Certain Affiliates of the Company. Concurrently with the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be accounted for as a "pooling of interests", that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, on the Closing Date, a written agreement substantially in the form attached hereto as Exhibit E (the "Affiliate Agreement").

      4.8 Listing of Merger Shares. The Buyer shall use its best efforts to list the Merger Shares on the Nasdaq National Market and shall use its best efforts to cause such listing to be approved prior to the Effective Time.

      4.9 Assistance with Retention. For a period of twelve months commencing on the Closing Date, each of the Company Shareholders shall provide the Company and the Surviving Corporation with such assistance, as the Company may reasonably request in its efforts to retain the services, following the Effective Time, of the employees of the Company.

      4.10 Assistance with Tax Disputes. Each of the Company Shareholders agrees to provide the Company and its auditors and advisors with such assistance, at no cost to such individuals (except any costs relating to any claim arising pursuant to Article VI hereof), as the Company may reasonably request from time to time in connection with any response to, or the preparation of any defense to, any claims, inquiries or contests relating to the characterization of the Company as an S corporation for Federal income tax purposes.

      4.11 Credit for Service. The Buyer shall grant to each of the employees of the Company from and after the Effective Time credit for all service with the Company with respect to eligibility under any benefit plan of the Buyer made available to employees of the Surviving Corporation, including without limitation for purposes of calculating vacation pay, severance pay under severance plans or policies, if any, and any other seniority based plan, practice, policy or arrangement sponsored or contributed to by the Buyer.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

      5.1 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval by the Company Stockholders;

            (b) no more than 5% of the Company's shares shall be Dissenting Shares (as hereinafter defined) as of the Effective Time. For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time;

            (c) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary for the consummation by the Company and the Company Stockholders of the Merger and the transactions contemplated by this Agreement;

            (d) the representations and warranties of the Company set forth in
Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (e) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (f) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Merger or any of the transactions contemplated by this Agreement, (ii) cause the Merger or any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (g) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified in clauses (a) through (f) of this Section 5.1 is satisfied in all material respects;

            (h) the Buyer and the Transitory Subsidiary shall have received from Morgan Lewis & Bockius LLP, counsel to the Company, an opinion in the form set forth as Exhibit F attached hereto, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

            (i) the Buyer shall have received a letter from each of PriceWaterhouse Coopers LLP and Grant Thornton LLP, auditors for the Buyer and the Company, respectively, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from PriceWaterhouse Coopers LLP, the Buyer may treat the Merger as a "pooling of interests" for accounting purposes;

            (j) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company;

            (k) the Shareholder Employees shall be available for continued employment pursuant to the Employment Agreement of even date herewith in the form of Exhibit D attached hereto;

            (l) the Buyer and each of the Company Stockholders shall have entered into the Registration Rights Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

            (m) the Buyer, the Company Stockholders, the Escrow Agent and the Indemnification Representative shall have entered into the Escrow Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms; and

            (n) all actions to be taken by the Company in connection with the Merger and the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

      5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company and (if required after the Requisite Stockholder Approval) the Company Stockholders, of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval by the Company Stockholders;

            (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (d) the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (b) and (c) of this Section 5.2 is satisfied in all respects;

            (e) the Company Stockholders shall have received from Morse, Zelnick, Rose & Lander LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion in the form set forth as Exhibit G attached hereto, addressed to the Company and dated as of the Closing Date;

            (f) the Buyer and each of the Company Stockholders shall have entered into the Registration Rights Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

            (g) the Buyer, the Company Stockholders, the Escrow Agent and the Indemnification Representative shall have entered into the Escrow Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

            (h) the Company Stockholders shall have received a copy of a letter from each of Grant Thornton LLP and PriceWaterhouse Coopers LLP, auditors for the Company and the Buyer, respectively, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from PriceWaterhouse Coopers LLP, the Buyer may treat the Merger as a "pooling of interests" for accounting purposes;

            (i) the shares of Buyer Common Stock to be issued to the Company Stockholders in connection with the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

            (j) the Company shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, a written tax opinion based on reasonably requested representation letters of Buyer and the Company and dated as of the Closing Date, in a form reasonably satisfactory to the Company, to the effect that (i) the Merger constitutes a reorganization within the meaning of Section 368(a) of the code; (ii) Buyer, Transitory Subsidiary and the Company will each be a party to the reorganization within the meaning of Section 368(a) of the Code; (iii) none of Buyer, Transitory Subsidiary or the Company will recognize gain or loss for U.S. Federal income tax purposes as a result of the Merger; and (iv) the Company Stockholders will not recognize gain or loss for U.S. Federal income tax purposes as a result of the Merger (except as a result of cash received in lieu of fractional shares); and

            (k) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the Merger and the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification. The Company Stockholders shall indemnify the Buyer and the Surviving Corporation (together, the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether known or unknown, due or to become due or otherwise), monetary damages, fines, fees, Taxes, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):

            (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or in the Certificate delivered pursuant to Section 5.1(g) hereof; or

            (b) resulting from any claim by a stockholder or former stockholder of the Company, or any other person or Business Entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

      6.2 Method of Asserting Claims.

            (a) All claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of this
Section 6.2 and the Escrow Agreement.

            (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to Section 6.1, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then
(i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Company Stockholders or the Indemnification Representative, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement, and (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this
Article VI (subject to the right of the Indemnification Representative to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI).

            (c) The Indemnified Person shall give prompt written notification to the Indemnification Representative of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to
Section 6.1 may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representative shall relieve the Company Stockholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representative acknowledges in writing to the Indemnified Person, on behalf of the Company Stockholders, that the Company Stockholders shall indemnify the Indemnified Person with respect to all elements of such action, suit or proceeding and any Damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement or the entry of a judgment in any such action, suit or proceeding without the prior written consent of the Indemnification Representative, which consent shall not be unreasonably withheld or delayed. The Indemnification Representative shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (i) lacks a complete release of the Indemnified Person for all liability with respect thereto or (ii) imposes any liability or obligation on the Indemnified Person).

      6.3 Survival. The representations and warranties of the Company set forth in this Agreement and the indemnification obligations set forth in Section 6.1 hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim and the related indemnification obligation in Section 6.1 shall survive until, but only for purposes of, the resolution of such claim. The rights to indemnification, reimbursement or other remedy set forth in this Agreement will not be affected by any investigation conducted by an Indemnified Person with respect to, or any knowledge acquired (or capable of being acquired) by an Indemnified Person about, the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant or obligation.

      6.4 Limitations. Notwithstanding anything to the contrary herein, (a) except in the case of any Damages resulting from or arising out of the breach of any representations or warranties relating to Taxes, including without limitation the representations and warranties set forth in Section 2.10 of this Agreement, and the indemnification obligations with respect thereto (collectively, the "Tax Obligations"), the aggregate liability of the Company Stockholders for Damages under this Agreement shall not exceed the fair market value of the Escrow Shares, as determined in accordance with the Escrow Agreement, and shall be satisfied only from the Escrow Shares, (b) the aggregate liability of the Company Stockholders for Damages under this Agreement for Tax Obligations shall not exceed the sum of the value of the Merger Shares as of the Effective Time minus the value of any other amounts paid pursuant to this
Section 6.4, and (c) the Company Stockholders shall be liable under the indemnification provisions contained in Section 6.1(a) of this Agreement for only that portion of the aggregate Damages which exceeds $125,000. No Company Stockholder shall have any rights of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. Except with respect to Tax Obligations and with respect to claims based on fraud, the shares of Buyer Common Stock held pursuant to the Escrow Agreement shall be the Buyer's sole and exclusive remedy for Damages resulting from or relating to any breach of any representation, warranty, covenant or indemnification obligation under this Agreement. The indemnification obligations of the Company Stockholders pursuant to this Article VI shall be joint and several.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the

Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

            (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before May 15, 1999 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

            (d) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before May 15, 1999 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); and

            (e) the Company may terminate this Agreement if the average bid and asked price of Buyer Common Stock for the fifteen (15) trading days ending three
(3) calendar days prior to the Closing Date is less than $27.00.

      7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII

                                   DEFINITIONS

            For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

      Defined Term                                                     Section
      ------------                                                     -------

      Accounts Receivable..................................................2.7
      Affiliate........................................................2.15(f)
      Affiliate Agreement..................................................4.7
      Balance Sheet Date...................................................2.6
      Business Entity.....................................................2.13
      Buyer ......................................................Introduction
      Buyer Common Stock................................................1.5(a)
      Buyer Reports........................................................3.5
      CERCLA...........................................................2.22(a)
      Certificate of Merger................................................1.1
      Certificates......................................................1.6(a)

      Closing..............................................................1.2
      Closing Date.........................................................1.2
      Code.............................................................2.10(c)
      Company ....................................................Introduction
      Company Affiliates...................................................4.7
      Company Shares....................................................1.5(a)
      Company Stockholders..............................................1.5(a)
      Conversion Ratio..................................................1.5(a)
      Damages..............................................................6.1
      Disclosure Schedule...........................................Article II
      Dissenting Shares.................................................5.1(b)
      Effective Time.......................................................1.1
      Employee Benefit Plan............................................2.21(a)
      Environmental Law................................................2.22(a)
      ERISA............................................................2.21(a)
      ERISA Affiliate..................................................2.21(a)
      Escrow Agreement.....................................................1.3
      Escrow Shares.....................................................1.5(a)
      Exchange Act.........................................................3.5
      Financial Statements.................................................2.6
      Fundamental Agreements...............................................2.3
      GAAP.................................................................2.6
      Governmental Entity..................................................2.4
      Indemnification Representative.......................................1.3
      Indemnified Persons..................................................6.1
      Initial Shares....................................................1.5(a)
      Intellectual Property............................................2.13(b)
      Materials of Environmental Concern...............................2.22(b)
      Merger...............................................................1.1
      Merger Shares.....................................................1.5(a)
      Most Recent Balance Sheet............................................2.6
      Ordinary Course of Business..........................................2.4
      Parties.....................................................Introduction
      Permits.............................................................2.23
      Personal Property................................................2.11(c)
      Registration Rights Agreement........................................2.3
      Related Party Transactions..........................................2.24
      Requisite Stockholder Approval.......................................2.3
      SEC..................................................................3.5
      Securities Act.......................................................2.2
      Security Interest....................................................2.4
      Shareholder Employees................................................2.3
      Surviving Corporation................................................1.1
      Taxes............................................................2.10(j)
      Tax Obligations......................................................6.4

      Tax Returns......................................................2.10(j)
      Transitory Subsidiary.......................................Introduction

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and the Company Stockholders.

      9.3 Entire Agreement. The Fundamental Agreements and the exhibits and schedules attached thereto constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the Merger.

      9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

      9.5 Counterparts. This Agreement may be executed in two or more counterparts, including signatures presented by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

      If to the Buyer:                       Copy to:

      Professional Detailing, Inc.           Morse, Zelnick, Rose & Lander, LLP
      10 Mountainview Road                   450 Park Avenue, Suite 902
      Upper Saddle River, New Jersey 07458   New York, NY  10022-2605
      Attn: Charles T. Saldarini,            Attn:  Kenneth S. Rose, Esq.
             Chief Executive Officer

      If to the Company:                     Copy to:

      TVG, Inc.                              Morgan, Lewis & Bockius LLP
      520 Virginia Drive                     1701 Market Street
      Ft. Washington, PA 19034               Philadelphia, Pa 19103-2921
      Attn:  Gail Keppler                    Attn:  Guy W. Winters, Jr., Esq.

      If to the Transitory Subsidiary:       Copy to:

      Professional Detailing, Inc.           Morse, Zelnick Rose & Lander LLP
      10 Mountainview Road                   450 Park Avenue, Suite 902
      Upper Saddle River, New Jersey 07458   New York, NY 10022
      Attn: Charles T. Saldarini,            Attn:  Kenneth S. Rose, Esq.
             Chief Executive Officer

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

      9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      9.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company shall not incur fees and expenses of legal, accounting and financial advisors in connection with the Merger in excess of the amounts set forth in Section 9.11 of the Disclosure Schedule, and any such fees and expenses incurred by the Company in excess of such amounts shall be recovered by the Buyer pursuant to the Escrow Agreement without regard to the provisions of the first sentence of Section 6.4.

      9.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      9.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      9.15 Submission to Jurisdiction. Each of the Parties (a) submits to the exclusive jurisdiction of any state court sitting in Bergen County, New Jersey or federal court sitting in New Jersey in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for giving notices in Section 9.7. Nothing in this Section 9.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

                    [Signatures begin on the following page.]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              PROFESSIONAL DETAILING, INC.

                              By: /s/ Charles T. Saldarini
                                  ------------------------------------
                                  Charles T. Saldarini
                                  Chief Executive Officer


                              TVG ACQUISITION CORP.

                              By: /s/ Charles T. Saldarini
                                  ------------------------------------
                                  Charles T. Saldarini
                                  Chief Executive Officer


                              TVG, INC.

                              By: /s/ Gail Keppler
                                  ------------------------------------
                                  Gail Keppler
                                  Co-Chief Executive Officer

     The undersigned hereby joins in this Agreement solely for purposes of agreeing to be bound by the provisions of Sections 4.6, 4.9, 4.10 and 9.12 and Article VI hereof.


/s/ Frank Smith                           /s/ Marc Julius
--------------------                      ----------------------
  Frank Smith                               Marc Julius


/s/ Gail Keppler                          /s/ Gary Silverman
--------------------                      ----------------------
  Gail Keppler                              Gary Silverman


/s/ John McNichol                         /s/ Robin Putzrath
--------------------                      ----------------------
  John McNichol                             Robin Putzrath


/s/ Mary Attig                            /s/ Bill Wrubel
--------------------                      ----------------------
  Mary Attig                                Bill Wrubel


/s/ Dennis Zanella                        /s/ Eric Rodes
--------------------                      ----------------------
  Dennis Zanella                            Eric Rodes

      The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.


                              /s/ Bernard C. Boyle
                              -----------------------------------
                              Bernard C. Boyle, Secretary

      The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and that there are no Dissenting Shares.


                                /s/ John McNichol
                                ---------------------------------
                                John McNichol, Secretary

                                    Exhibit A

                            Form of Escrow Agreement

                             [Intentionally omitted]

                                    Exhibit B

          Form of Certificate of Incorporation of Surviving Corporation

                             [Intentionally omitted]

                                    Exhibit C

                      Form of Registration Rights Agreement

                             [Intentionally omitted]

                                    Exhibit D

                          Form of Employment Agreement

                             [Intentionally omitted]

                                    Exhibit E

                           Form of Affiliate Agreement

                             [Intentionally omitted]

                                    Exhibit F

                    Form of Opinion of Counsel to the Company

                             [Intentionally omitted]

                                    Exhibit G

                     Form of Opinion of Counsel to the Buyer

                             [Intentionally omitted]